EXHIBIT 22(J)

                               CONSENT OF COUNSEL
                       Gabelli Capital Series Funds, Inc.

            We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 14 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-61254, Investment Company Act File No. 811-07644) of Gabelli Capital Series Funds, Inc. (the "Fund") under the caption "Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                           /s/ Willkie Farr & Gallagher LLP
                                           --------------------------------
                                               Willkie Farr & Gallagher LLP

April 28, 2006
New York, New York